Exhibit 4.9

SCHEDULE "B"

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT dated as of the 19th day of May, 2009.

BETWEEN:

ARRIS RESOURCES INC., a corporation existing under the laws of British Columbia, with a head office at 1250 West Hastings Street, Vancouver, British Columbia V6E 2M4

("Arris")

AND:

InCana Investments Inc., a corporation existing under the laws of British Columbia, with head office at 1250 West Hastings Street, Vancouver, British Columbia V6E 2M4

("InCana")

WHEREAS:

A.

 Arris and InCana have agreed to proceed with a corporate restructuring by way of a statutory plan of arrangement pursuant to which:

(i)

the Assets will be transferred to InCana in exchange for common shares of InCana;

(ii)

Arris will reorganize its capital; and

(iii)

Arris will distribute the common shares of InCana which it receives in exchange for the Assets to the Arris Shareholders;

B.

Arris proposes to convene a meeting of the Arris Shareholders to consider the Arrangement pursuant to the Arrangement Provisions of the BCBCA, on the terms and conditions set forth in the Plan of Arrangement attached as Exhibit II hereto; and

C.

Each of the parties to this Agreement has agreed to participate in and support the Arrangement.

NOW THEREFORE, in consideration of the promises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby covenant and agree as follows:

ARTICLE 1

DEFINITIONS, INTERPRETATION AND EXHIBITS

1.1

Definitions: In this Agreement, including the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

(a)

"Agreement" means this agreement including the exhibits attached hereto as same may be amended or restated from time to time;

(b)

"Arrangement" means the arrangement pursuant to the Arrangement Provisions of the BCBCA as contemplated by the provisions of this Agreement and the Plan of Arrangement;

(c)

"Arrangement Provisions" means Division 5 – "Arrangements" of Part 9 – "Company Alterations" of the BCBCA;

(d)

"Arris Class A Shares" means the renamed and redesignated Arris Shares as described in §3.1(b)(i) of the Plan of Arrangement;

(e)

"Arris Class A Preferred Shares" means the Class "A" preferred shares without par value which Arris will create and issue pursuant to §3.1(b)(iii) of the Plan of Arrangement;

(f)

"Arris Meeting" means the annual general and special meeting of the Arris Shareholders to beheld on June 19, 2009, and any adjournment(s) or postponement(s) thereof, to consider, among other things, and if deemed advisable approve, the Arrangement;

(g)

"Arris Options" means share purchase options issued pursuant to the Arris Stock Option Plan which are outstanding on the Effective Date;

(h)

"Arris Share Commitments" means an obligation of Arris to issue New Shares and to deliver InCana Shares to the holders of Arris Options and Arris Warrants which are outstanding on the Effective Date, upon the exercise of such stock options and warrants;

(i)

"Arris Shareholder" has the meaning ascribed to such term in §3.3 of the Plan of Arrangement;

(j)

"Arris Shares" means the common shares without par value in the authorized share structure of Arris, as constituted on the date hereof;

(k)

"Arris Stock Option Plan" means the Stock Option Plan of Arris dated May 21, 2008;

(l)

"Arris Warrants" means share purchase warrants of Arris which are outstanding on the Effective Date;

(m)

"Assets" means the assets of Arris to be transferred to InCana pursuant to the Arrangement as described in further detail in Exhibit I hereto;

(n)

"BCBCA" means the Business Corporations Act (British Columbia), S.B.C. 2002, c.57, as may be amended or replaced from time to time.

(o)

"Business Day" means a day which is not a Saturday, Sunday or statutory holiday in Vancouver, British Columbia;

(p)

"Closing Date" means the date on which the InCana Shares are listed on the CNSX;

(q)

"Court" means the Supreme Court of British Columbia;

(r)

"CNSX" means the Canadian National Stock Exchange;

(s)

"Effective Date" shall be the Closing Date;

(t)

"Exchange Factor" means the number arrived at by dividing 15,043,372 by the number of issued Arris Shares as of the Share Distribution Record Date;

(u)

"Final Order" means the final order of the Court approving the Arrangement;

(v)

"InCana Commitment" means the covenant of InCana described in §4.4 whereby InCana is obligated to issue InCana Shares to the holders of Arris Share Commitments who exercise their rights thereunder after the Effective Date, and who are entitled pursuant to the corporate reorganization terms thereof to receive New Shares and InCana Shares upon such exercise;

(w)

"InCana Shareholders" means the shareholders of the InCana Shares;

(x)

"InCana Shares" means the common shares without par value in the authorized share structure of InCana as constituted on the date hereof;

(y)

"Information Circular" means the management information circular of Arris to be sent to the Arris Shareholders in connection with the Arris Meeting;

(z)

"Interim Order" means the interim order of the Court providing advice and directions in connection with the Arris Meeting and the Arrangement;

(aa)

"Listing Date" means the date the InCana Shares are listed on the CNSX;

(bb)

"New Shares" means the new class of common shares without par value which Arris will create pursuant to §3.1(b)(ii) of the Plan of Arrangement and which, immediately after the Effective Date, will be identical in every relevant respect to the Arris Shares;

(cc)

"Person" means and includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative and the Crown or any agency or instrumentality thereof;

(dd)

"Plan of Arrangement" means the plan of arrangement attached to this Agreement as Exhibit II, as amended or restated from time to time;

(ee)

"Registrar" means the Registrar of Companies under the BCBCA; and

(ff)

"Share Distribution Record Date" means the close of business on the day which is four Business Days after the date of the Arris Meeting or such other date as approved by Arris and InCana, which date establishes the Arris Shareholders who will be entitled to receive InCana Shares pursuant to the Plan of Arrangement.

1.2

Currency: All amounts of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.3

Interpretation Not Affected by Headings: The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and the exhibits hereto as a whole and not to any particular article, section, subsection, paragraph or subparagraph hereof and include any agreement or instrument supplementary or ancillary hereto.

1.4

Number and Gender: In this Agreement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing the use of either gender shall include both genders and neuter, and words importing a person shall include a partnership or corporation.

1.5

Date for any Action: In the event that any date on which any action is required to be taken hereunder by Arris or InCana is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6

Meaning: Words and phrases used herein (and not otherwise defined) and defined in the BCBCA shall have the same meaning herein as in the BCBCA unless the context otherwise requires.

1.7

Exhibits: Attached hereto and deemed to be incorporated into and forming part of this Agreement is Exhibit 1, being a description of the Assets, Exhibit II, being the Plan of Arrangement and Exhibit III, being the special rights and restrictions for the Arris Class A Preferred Shares.

ARTICLE 2

ARRANGEMENT

2.1

Arrangement: The parties agree to effect the Arrangement pursuant to the Arrangement Provisions on the terms and subject to the conditions contained in this Agreement and the Plan of Arrangement.

2.2

Effective Date of Arrangement: The Arrangement shall become effective on the Effective Date as set out in the Plan of Arrangement.

2.3

Filing of Final Material with the Registrar: Subject to the rights of termination contained in Article 6 hereof, upon the Arris Shareholders approving the Arrangement by special resolution in accordance with the provisions of the Interim Order and the BCBCA, Arris obtaining the Final Order and the other conditions contained in Article 5 hereof being complied with or waived, Arris on its behalf and on behalf of InCana shall file the records and information required by the Registrar pursuant to the Arrangement Provisions in order to effect the Arrangement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties: Each of the parties hereby represents and warrants to the other that:

(a)

it is a corporation duly incorporated and validly subsisting under the laws of its jurisdiction of existence and has full capacity and authority to enter into this Agreement and to perform its covenants and obligations hereunder;

(b)

it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and this Agreement has been duly executed and delivered by it;

(c)

neither the execution and delivery of this Agreement nor the performance of any of its covenants and obligations hereunder will constitute a material default under, or be in any material contravention or breach of: (i) any provision of its constating or governing corporate documents, (ii) any judgment, decree, order, law, statute, rule or regulation applicable to it or (iii) any agreement or instrument to which it is a party or by which it is bound; and

(d)

no dissolution, winding up, bankruptcy, liquidation or similar proceedings have been commenced or are pending or proposed in respect of it.

ARTICLE 4

COVENANTS

4.1

Commitment to Effect: Subject to termination of this Agreement pursuant to Article 6, the parties shall each use all reasonable efforts and do all things reasonably required to cause the Plan of Arrangement to become effective as soon as possible after approval of the Arrangement by the Arris Shareholders at the Arris Meeting, or by such other date as Arris and InCana may determine, and in conjunction therewith to cause the conditions described in §5.1 to be complied with or waived, as the case may be, prior to the Effective Date.

4.2

Obligation to Execute Documents: Each of the parties' covenants with the other that it will do and perform all such acts and things, and execute and deliver all such agreements, assurances, notices and other documents and instruments, as may reasonably be required to facilitate the carrying out of the intent and purpose of this Agreement.

4.3

Giving Effect to the Arrangement: The Arrangement shall be effected as follows:

(a)

the parties shall proceed forthwith to apply for the Interim Order providing for, among other things, the calling and holding of the Arris Meeting for the purpose of, among other things, considering and, if deemed advisable, approving and adopting the Arrangement;

(b)

the InCana Shareholder(s) shall approve the Arrangement by a consent resolution;

(c)

upon obtaining the Interim Order, Arris shall call the Arris Meeting and mail the Information Circular and related notice of meeting and form of proxy to the Arris Shareholders;

(d)

if the Arris Shareholders approve the Arrangement as set out in §5.1(b) hereof, Arris shall thereafter (subject to the exercise of any discretionary authority granted to Arris' directors by the Arris Shareholders) take the necessary actions to submit the Arrangement to the Court for approval and grant of the Final Order; and

(e)

upon receipt of the Final Order, Arris shall, subject to compliance with any of the other conditions provided for in Article 5 hereof and to the rights of termination contained in Article 6 hereof, file the material described in §2.3 with the Registrar in accordance with the terms of the Plan of Arrangement.

4.4

Arris Stock Options and Warrants: InCana covenants and agrees, upon the exercise after the Effective Date of any Arris Share Commitments, to issue to the holder of the Arris Share Commitments that number of InCana Shares that is equal to the number of New Shares acquired upon the exercise of the Arris Share Commitments multiplied by the Exchange Factor, and Arris covenants and agrees to act as agent for InCana to collect and pay to InCana a portion of the proceeds received for each Arris Share Commitment so exercised, with the balance of the exercise price to be retained by Arris determined in accordance with the following formula:

A = B x C/D

Where:

A

is the portion of the proceeds to be received by InCana for each Arris Share Commitment exercised after the Effective Date;

B

is the exercise price of the Arris Share Commitment;

C

is the fair market value of the Assets to be transferred to InCana under the Arrangement, such fair market value to be determined as at the Effective Date by resolution of the board of directors of Arris; and

D

is the total fair market value of all of the assets of Arris immediately prior to completion of the Arrangement on the Effective Date, which total fair market value shall include, for greater certainty, the Assets.

Fractions of InCana Shares resulting from such calculation shall be cancelled as provided for in the Plan of Arrangement.

ARTICLE 5

CONDITIONS

5.1

Conditions Precedent: The respective obligations of the parties to complete the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

(a)

the Interim Order shall have been granted in form and substance satisfactory to Arris and InCana;

(b)

the Arrangement and this Agreement, with or without amendment, shall have been approved at the Arris Meeting by the Arris Shareholders in accordance with the Arrangement Provisions, the constating documents of Arris, the Interim Order and the requirements of any applicable regulatory authorities;

(c)

the Arrangement and this Agreement, with or without amendment, shall have been approved by the InCana Shareholders to the extent required by, and in accordance with, the Arrangement Provisions and the constating documents of InCana;

(d)

the Final Order shall have been obtained in form and substance satisfactory to Arris and InCana;

(e)

the CNSX shall have conditionally approved the Arrangement, including the listing of the Arris Class A Shares in substitution for the Arris Shares, the delisting of the Arris Class A Shares, the listing of the New Shares and the Arris Class A Preferred Shares, the delisting of the Arris Class A Preferred Shares upon their redemption and the listing of the InCana Shares, as of the Effective Date, subject to compliance with the requirements of the Exchange;

(f)

all other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders required or necessary or desirable for the completion of the transactions provided for in this Agreement and the Plan of Arrangement shall have been obtained or received from the Persons, authorities or bodies having jurisdiction in the circumstances, each in form acceptable to Arris and InCana;

(g)

there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and the Arrangement; and

(h)

this Agreement shall not have been terminated under Article 6.

Except for the conditions set forth in this §5.1 which, by their nature, may not be waived, any of the other conditions in this §5.1 may be waived, either in whole or in part, by either Arris or InCana, as the case may be, at its discretion.

5.2

Closing: Unless this Agreement is terminated earlier pursuant to the provisions hereof, the parties shall meet at the offices of Sangra Moller LLP, Suite 1000, 925 West Georgia Street, Vancouver, British Columbia V6C 3L2, at 10:00 a.m. (Vancouver time) on the Closing Date, or at such other time or on such other date as they may mutually agree, and each of them shall deliver to the other of them:

(a)

the documents required to be delivered by it hereunder to complete the transactions contemplated hereby, provided that each such document required to be dated the Effective Date shall be dated as of, or become effective on, the Effective Date and shall be held in escrow to be released upon the occurrence of the Effective Date; and

(b)

written confirmation as to the satisfaction or waiver by it of the conditions in its favour contained in this Agreement.

5.3

Merger of Conditions: The conditions set out in §5.1 hereof shall be conclusively deemed to have been satisfied, waived or released upon the occurrence of the Effective Date.

5.4

Merger of Representations and Warranties: The representations and warranties in §3.1 shall be conclusively deemed to be correct as of the Effective Date and each shall accordingly merge in and not survive the effectiveness of the Arrangement.

ARTICLE 6

AMENDMENT AND TERMINATION

6.1

Amendment: Subject to any restrictions under the Arrangement Provisions or the Final Order, this Agreement, including the Plan of Arrangement, may at any time and from time to time before or after the holding of the Arris Meeting, but prior to the Effective Date, be amended by agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of the Arris Shareholders.

6.2

Termination: Subject to §6.3, this Agreement may at any time before or after the holding of the Arris Meeting, and before or after the granting of the Final Order, but in each case prior to the Effective Date, be terminated by direction of the board of directors of Arris without further action on the part of the Arris Shareholders, or by the board of directors of InCana without further action on the part of the InCana Shareholder(s), and nothing expressed or implied herein or in the Plan of Arrangement shall be construed as fettering the absolute discretion by the board of directors of Arris or InCana, respectively, to elect to terminate this Agreement and discontinue efforts to effect the Arrangement for whatever reasons it may consider appropriate.

6.3

Cessation of Right: The right of Arris or InCana or any other party to amend or terminate the Plan of Arrangement pursuant to §6.1 and §6.2 shall be extinguished upon the occurrence of the Effective Date.

ARTICLE 7

GENERAL

7.1

Notices: All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be delivered or telecopied, addressed as follows:

in the case of Arris:

1250 West Hastings Street

Vancouver, British Columbia

V6E 2M4

Attention: President

Facsimile: (604) 408-9301

in the case of InCana:

1250 West Hastings Street

Vancouver, British Columbia

V6E 2M4

Attention: President

Facsimile: (604) 408-9301

and, in each case, with a copy to:

Sangra Moller LLP

#1000 – 925 West Georgia Street

Vancouver, British Columbia

V6C 3L2

Attention: Gary Gill

Facsimile: (604) 669-8803

7.2

Assignment: None of the parties may assign its rights or obligations under this Agreement or the Arrangement without the prior consent of the other party.

7.3

Binding Effect: This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the parties and their respective successors and permitted assigns.

7.4

Waiver: Any waiver or release of the provisions of this Agreement, to be effective, must be in writing and executed by the party granting such waiver or release.

7.5

Governing Law: This Agreement shall be governed by and be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

7.6

Counterparts: This Agreement may be executed in one or more counterparts and by facsimile or email transmission, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

7.7

Expenses: All expenses incurred by a party in connection with this Agreement, the Arrangement and the transactions contemplated hereby and thereby shall be borne by the party that incurred the expense.

7.8

Entire Agreement: This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

7.9

Time of Essence: Time is of the essence of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

ARRIS RESOURCES INC.

Per:

/s/ "Lucky Janda"

Authorized Signatory

INCANA INVESTMENTS INC.

Per:

/s/ "Sandeep Poonia"

Authorized Signatory

EXHIBIT I

ARRIS ASSETS TO BE TRANSFERRED

TO INCANA

1.

All of Arris' interest in and to the single family residential zoned property, which property has a civic address at 8679, 158th Street, Surrey, British Columbia, and is legally described as Lot C, Plan 15650, Section 26, Township 2, New Westminster Land District, PID-010-114-386.

2.

$100,000.

EXHIBIT II

TO THE ARRANGEMENT AGREEMENT

DATED AS OF THE 19th DAY OF MAY, 2009 BETWEEN

ARRIS RESOURCES INC. AND

INCANA INVESTMENTS INC.

PLAN OF ARRANGEMENT

UNDER DIVISON 5 OF PART 9 OF

THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

S.B.C. 2002, c.57

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1

Definitions: In this plan of arrangement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

(a)

"Arrangement" means the arrangement pursuant to the Arrangement Provisions on the terms and conditions set out herein;

(b)

"Arrangement Agreement" means the arrangement agreement dated effective May 19, 2009, between Arris and InCana to which this Exhibit is attached, as may be supplemented or amended from time to time;

(c)

"Arrangement Provisions" means Division 5 of Part 9 of the BCBCA;

(d)

"Arris" means Arris Resources Inc., a company existing under the BCBCA;

(e)

"Arris Class A Shares" means the renamed and redesignated Arris Shares as described in §3.1(b)(i) of this Plan of Arrangement;

(f)

"Arris Class A Preferred Shares" means the Class A preferred shares without par value which Arris will create and issue pursuant to §3.1(b)(iii) of this Plan of Arrangement;

(g)

"Arris Meeting" means the annual general and special meeting of the Arris Shareholders and any adjournment(s) or postponement(s) thereof to be held to consider, among other things, and if deemed advisable approve, the Arrangement;

(h)

"Arris Share Commitments" means an obligation of Arris to issue New Shares and to deliver InCana Shares to the holders of Arris Stock Options and Arris Warrants which are outstanding on the Effective Date, upon the exercise of such stock options and warrants;

(i)

"Arris Shareholder" has the meaning ascribed to such term in §3.3;

(j)

"Arris Shares" means the common shares without par value in the authorized share structure of Arris, as constituted on the date hereof;

(k)

"Arris Stock Option Plan" means the stock option plan of Arris dated May 21, 2008;

(l)

"Arris Stock Options" means share purchase options issued pursuant to the Arris Stock Option Plan which are outstanding on the Effective Date;

(m)

"Arris Warrants" means share purchase warrants of Arris that are outstanding on the Effective Date;

(n)

"Assets" means the assets of Arris described in Exhibit I to the Arrangement Agreement;

EXHIBIT II - 2

 (o)

"BCBCA" means the Business Corporations Act (British Columbia), S.B.C 2002, c.57, as may be amended or replaced from time to time.

(p)

"Business Day" means a day which is not a Saturday, Sunday or statutory holiday in Vancouver, British Columbia;

(q)

"Company" means Arris Resources Inc., a company existing under the BCBCA;

(r)

"Court" means the Supreme Court of British Columbia;

(s)

"Depositary" means Sangra Moller LLP, solicitors for Arris and InCana;

(t)

"Distributed InCana Shares" means the InCana Shares that are to be distributed to the Arris Shareholders pursuant to §3.1(a);

(u)

"Effective Date" means the date on which the InCana Shares are listed on the CNSX;

(v)

"Exchange Factor" means the number arrived at by dividing 15,043,372 by the number of issued Arris Shares as of the Share Distribution Record Date;

(w)

"Final Order" means the final order of the Court approving the Arrangement;

(x)

"Interim Order" means the interim order of the Court providing advice and directions in connection with the Arris Meeting and the Arrangement;

(y)

"InCana" means InCana Investments Inc., a company incorporated under the BCBCA;

(z)

"InCana Commitment" means the obligation of InCana described in §4.4 of the Arrangement Agreement, whereby InCana is obligated to issue InCana Shares to the holders of Arris Share Commitments who exercise their rights thereunder after the Effective Date, and who are entitled pursuant to the corporate reorganization terms thereof to receive New Shares and InCana Shares upon such exercise;

(aa)

"InCana Shareholders" means the holders of InCana Shares;

(bb)

"InCana Shares" means the common shares without par value in the authorized share structure of InCana as constituted on the date hereof;

(cc)

"New Shares" means the new class of common shares without par value which Arris will create pursuant to §3.1(b)(ii) of this Plan of Arrangement and which, immediately after the Effective Date will be identical in every relevant respect to the Arris Shares;

(dd)

"Plan of Arrangement" means this Plan of Arrangement, as may be amended or restated from time to time;

(ee)

"Registrar" means the Registrar of Companies under the BCBCA;

(ff)

"Share Distribution Record Date" means the close of business on the day which is four Business Days after the date of the Arris Meeting or such other date as agreed to by Arris and InCana, which date establishes the Arris Shareholders who will be entitled to receive InCana Shares pursuant to this Plan of Arrangement;

(gg)

"Tax Act" means the Income Tax Act (Canada), as amended; and

(hh)

"Transfer Agent" means Computershare Trust Company of Canada at its principal office in Vancouver, British Columbia.

EXHIBIT II - 3

1.2

Interpretation Not Affected by Headings: The division of this Plan of Arrangement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specifically indicated, the terms "this Plan of Arrangement", "hereof", "hereunder" and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or subparagraph and include any agreement or instrument supplementary or ancillary hereto.

1.3

Number and Gender: Unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter, and words importing a person shall include a partnership or corporation.

1.4

Meaning: Undefined words and phrases used herein that are defined in the BCBCA shall have the same meaning herein as in the BCBCA unless the context otherwise requires.

ARTICLE 2

ARRANGEMENT AGREEMENT

2.1

Arrangement Agreement: This Plan of Arrangement is made pursuant and subject to the Arrangement Agreement.

ARTICLE 3

THE ARRANGEMENT

3.1

The Arrangement: On the Effective Date, the following shall occur and be deemed to occur in the following chronological order without further act or formality, notwithstanding anything contained in the provisions attaching to any of the securities of Arris or InCana, but subject to the provisions of Article 5:

(a)

the Company will transfer the Asset to InCana in consideration for 15,043,372 InCana Shares (the "Distributed InCana Shares") and the Company will be added to the central securities register of InCana in respect of such InCana Shares;

(a)

the authorized share capital of the Company will be changed by:

(i)

altering the identifying name of the Arris Shares to class A common shares without par value, being the Arris Class A Shares,

(ii)

creating a class consisting of an unlimited number of common shares without par value (the "New Shares"), and

(iii)

creating a class consisting of an unlimited number of class A preferred shares without par value, having the rights and restrictions described in Exhibit III to the Plan of Arrangement, being the Arris Class A Preferred Shares;

(c)

each issued Arris Class A Share will be exchanged for one New Share and one Arris Class A Preferred Share and, subject to the exercise of a right of dissent, the holders of the Arris Class A Shares will be removed from the central securities register of the Company and will be added to that central securities register as the holders of the number of New Shares and Arris Class A Preferred Shares that they have received on the exchange;

(d)

all of the issued Arris Class A Shares will be cancelled with the appropriate entries being made in the central securities register of the Company, and the aggregate paid–up capital (as that term is used for purposes of the Tax Act) of the Arris Class A Shares immediately prior to the Effective Date will be allocated between the New Shares and the Arris Class A Preferred Shares so that the aggregate paid–up capital of the Arris Class A Preferred Shares is equal to the aggregate fair market value of the Distributed InCana Shares as of the Effective Date, and each Arris Class A Preferred Share so issued will be issued by the Company at an issue price equal to such aggregate fair market value divided by the number of issued Arris Class A Preferred Shares, such aggregate fair market value of the Distributed InCana Shares to be determined as at the Effective Date by resolution of the board of directors of the Company;

EXHIBIT II - 4

(e)

the Company will redeem the issued Arris Class A Preferred Shares for consideration consisting solely of the Distributed InCana Shares such that each holder of Arris Class A Preferred Shares will, subject to the rounding of fractions and the exercise of rights of dissent, receive that number of InCana Shares that is equal to the number of Arris Class A Preferred Shares held by such holder multiplied by the Exchange Factor;

(f)

the name of each holder of Arris Class A Preferred Shares will be removed as such from the central securities register of the Company, and all of the issued Arris Class A Preferred Shares will be cancelled with the appropriate entries being made in the central securities register of the Company;

(g)

the Distributed InCana Shares transferred to the holders of the Arris Class A Preferred Shares pursuant to step §(e) above will be registered in the names of the former holders of Arris Class A Preferred Shares and appropriate entries will be made in the central securities register of InCana;

(h)

the Arris Class A Shares and the Arris Class A Preferred Shares, none of which will be allotted or issued once the steps referred to in steps §(c) and §(e) above are completed, will be cancelled and the authorized share structure of the Company will be changed by eliminating the Arris Class A Shares and the Arris Class A Preferred Shares therefrom;

(i)

the Notice of Articles and Articles of the Company will be amended to reflect the changes to its authorized share structure made pursuant to this Plan of Arrangement; and

(j)

after the Effective Date:

(i)

all Arris Share Commitments will be exercisable for New Shares and InCana Shares in accordance with the corporate reorganization terms of such commitments, whereby the acquisition of one Arris Share under a Arris Share Commitment will result in the holder of the Arris Share Commitment receiving one New Share and such number of InCana Shares equal to the number of New Shares so received multiplied by the Exchange Factor,

(ii)

pursuant to the InCana Commitment, InCana will issue the required number of InCana Shares upon the exercise of Arris Share Commitments as is directed by the Company, and

(iii)

the Company will, as agent for InCana, collect and pay to InCana a portion of the proceeds received for each Arris Share Commitment so exercised, with the balance of the exercise price to be retained by Arris, as determined in accordance with §4.4 of the Arrangement Agreement.

3.2

No Fractional shares: Notwithstanding §3.1(e) and §3.1(j), no fractional InCana Shares shall be distributed to the Arris Shareholders or the holders of Arris Share Commitments and as a result all fractional share amounts arising under such sections shall be rounded down to the next whole number. Any Distributed InCana Shares not distributed as a result of this rounding down shall be dealt with as determined by the board of directors of Arris in its absolute discretion.

3.3

Arris Shareholder: The holders of the Arris Class A Shares and the holders of New Shares and Arris Class A Preferred Shares referred to in §3.1(c), and the holders of the Arris Class A Preferred Shares referred to in §3.1(e), §3.1(f) and §3.1(g), shall mean in all cases those persons who are Arris Shareholders at the close of business on the Share Distribution Record Date, subject to Article 5.

3.4

Deemed Time for Redemption: In addition to the chronological order in which the transactions and events set out in §3.1 shall occur and shall be deemed to occur, the time on the Effective Date for the redemption of the Arris Class A Preferred Shares set out in §3.1(e) shall occur and shall be deemed to occur immediately after the time of listing of the Arris Class A Preferred Shares on the CNSX on the Effective Date.

EXHIBIT II - 5

3.5

Deemed Fully Paid and Non-Assessable Shares: All New Shares, Arris Class A Preferred Shares and InCana Shares issued pursuant to this Plan of Arrangement shall be deemed to be validly issued and outstanding as fully paid and non-assessable shares for all purposes of the BCBCA.

3.6

Arrangement Effectiveness: The Arrangement shall become final and conclusively binding on the Arris Shareholders, the InCana Shareholders, Arris and InCana on the Effective Date.

3.7

Supplementary Actions: Notwithstanding that the transactions and events set out in §3.1 shall occur and shall be deemed to occur in the chronological order therein set out without any act or formality, each of Arris and InCana shall be required to make, do and execute or cause and procure to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required to give effect to, or further document or evidence, any of the transactions or events set out in §3.1, including, without limitation, any resolutions of directors authorizing the issue, transfer or redemption of shares, any share transfer powers evidencing the transfer of shares and any receipt therefore, and any necessary additions to or deletions from share registers.

ARTICLE 4

CERTIFICATES

4.1

Arris Class A Shares: Recognizing that the Arris Shares shall be renamed and redesignated as Arris Class A Shares pursuant to §3.1(b)(i) and that the Arris Class A Shares shall be exchanged partially for New Shares pursuant to §3.1(c), Arris shall not issue replacement share certificates representing the Arris Class A Shares.

4.2

Arris' InCana Shares: Recognizing that the Distributed InCana Shares shall be transferred to the Arris Shareholders as consideration for the redemption of the Arris Class A Preferred Shares pursuant to §3.1(e), InCana shall issue one share certificate representing all of the Distributed InCana Shares registered in the name of Arris, which share certificate shall be held by the Depositary until the Distributed InCana Shares are transferred to the Arris Shareholders and such certificate shall then be cancelled by the Depositary. To facilitate the transfer of the Distributed InCana Shares to the Arris Shareholders as of the Share Distribution Record Date, Arris shall execute and deliver to the Depositary and the Transfer Agent an irrevocable power of attorney authorizing them to distribute and transfer the Distributed InCana Shares to such Arris Shareholders in accordance with the terms of this Plan of Arrangement and InCana shall deliver a treasury order or such other direction to effect such issuance to the Transfer Agent as requested by it.

4.3

Arris Class A Preferred Shares: Recognizing that all of the Arris Class A Preferred Shares issued to the Arris Shareholders pursuant to §3.1(c) will be redeemed by Arris as consideration for the distribution and transfer of the Distributed InCana Shares under §3.1(e), Arris shall issue one share certificate representing all of the Arris Class A Preferred Shares issued pursuant to §3.1(e) in the name of the Depositary, to be held by the Depositary for the benefit of the Arris Shareholders until such Arris Class A Preferred Shares are redeemed, and such certificate shall then be cancelled.

4.4

Delivery of InCana Share Certificates: As soon as practicable after the Effective Date, InCana shall cause to be issued to the registered holders of Arris Shares as of the Share Distribution Record Date, share certificates representing the InCana Shares to which they are entitled pursuant to this Plan of Arrangement and shall cause such share certificates to be mailed to such registered holders.

4.5

New Share Certificates: From and after the Effective Date, share certificates representing Arris Shares immediately before the Effective Date, except for those deemed to have been cancelled pursuant to Article 5, shall for all purposes be deemed to be share certificates representing New Shares, and no new share certificates shall be issued with respect to the New Shares issued in connection with the Arrangement.

4.6

Interim Period: Arris Shares traded after the Share Distribution Record Date and prior to the Effective Date shall represent New Shares, and shall not carry any right to receive a portion of the Distributed InCana Shares.

EXHIBIT II - 6

ARTICLE 5

RIGHTS OF DISSENT

5.1

Dissent Right: Notwithstanding §3.1 hereof, holders of Arris Shares may exercise rights of dissent (the "Dissent Right") in connection with the Arrangement pursuant to the Interim Order and in the manner set forth in sections 237 - 247 of the BCBCA (collectively the "Dissent Procedures").

5.2

Dealing with Dissenting Shares: Arris Shareholders who duly exercise Dissent Rights with respect to their Arris Shares ("Dissenting Shares") and who:

(a)

are ultimately entitled to be paid fair value for their Dissenting Shares, shall be deemed to have transferred their Dissenting Shares to Arris for cancellation immediately before the Effective Date; or

(b)

for any reason are ultimately not entitled to be paid fair value for their Dissenting Shares, shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting Arris Shareholder and shall receive New Shares and InCana Shares on the same basis as every other non-dissenting Arris Shareholder, and in no case shall Arris be required to recognize such persons as holding Arris Shares on or after the Effective Date.

5.3

Reservation of InCana Shares: If an Arris Shareholder exercises the Dissent Right, Arris shall on the Effective Date set aside and not distribute that portion of the Distributed InCana Shares that is attributable to the Arris Shares for which the Dissent Right has been exercised. If the dissenting Arris Shareholder is ultimately not entitled to be paid for their Dissenting Shares, Arris shall distribute to such Arris Shareholder his pro–rata portion of the Distributed InCana Shares. If a Arris Shareholder duly complies with the Dissent Procedures and is ultimately entitled to be paid for their Dissenting Shares, then Arris shall retain the portion of the Distributed InCana Shares attributable to such Arris Shareholder (the "Non-Distributed InCana Shares"), and the Non-Distributed InCana Shares shall be dealt with as determined by the board of directors of Arris in its absolute discretion.

ARTICLE 6

REFERENCE DATE

6.1

Reference Date: This plan of arrangement is dated for reference the 19th day of May, 2009.

EXHIBIT III

SPECIAL RIGHTS AND RESTRICTIONS FOR ARRIS CLASS A PREFERRED SHARES

The class A preferred shares as a class shall have attached to them the following special rights and restrictions:

Definitions

(1)

In these Special Rights and Restrictions,

(a)

"Arrangement" means the arrangement pursuant to Division 5 of Part 9 of the Business Corporations Act (British Columbia) S.B.C 2002, c.57 as contemplated by the Arrangement Agreement,

(b)

"Arrangement Agreement" means the Arrangement Agreement dated as of May 19, 2009, between Arris Resources Inc. (the "Company") and InCana,

(c)

"Old Common Shares" means the common shares in the authorized share structure of the Company that have been re-designated as class A common shares without par value pursuant to the Plan of Arrangement,

(d)

"Effective Date" means the date upon which the Arrangement becomes effective,

(e)

"New Shares" means the common shares without par value created in the authorized share structure of the Company pursuant to the Plan of Arrangement, and

(f)

"Plan of Arrangement" means the Plan of Arrangement attached as Exhibit II to the Arrangement Agreement.

(2)

The holders of the class A preferred shares are not as such entitled to receive notice of, nor to attend or vote at, any general meeting of the shareholders of the Company.

(3)

Class A preferred shares shall only be issued on the exchange of Old Common Shares for New Shares and class A preferred shares pursuant to and in accordance with the Plan of Arrangement.

(4)

The capital to be allocated to the class A preferred shares shall be the amount determined in accordance with §3.1(d) of the Plan of Arrangement.

(5)

The class A preferred shares shall be redeemable by the Company pursuant to and in accordance with the Plan of Arrangement.

(6)

Any class A preferred share that is or is deemed to be redeemed pursuant to and in accordance with the Plan of Arrangement shall be cancelled and may not be reissued.